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                                                                   EXHIBIT 23(a)


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to The Town and Country Trust 1997 Long Term Incentive Plan of our reports dated January 29, 1998, with respect to the consolidated financial statements of The Town and Country Trust incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Baltimore, Maryland
May 21, 1998